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16941 Keegan Avenue
Carson, California 90746
Phone and Fax: (310) 735-0089

May 31, 2018

Mina Khazani (“Ms. Khazani”) and Mina Khazani Living Trust, Dated May 30, 2007 (the “Trust” and together with Ms. Khazani, the “Stockholder”)

Re:     Board Agreement between U.S. Auto Parts Network, Inc. and Mehran Nia

Dear Ms. Khazani,

Reference is made to the proposed Board Candidate Agreement (the “Board Agreement”) to be entered into between U.S. Auto Parts Network, Inc. (the “Company”) and Mehran Nia (“Mr. Nia”) pursuant to which Mr. Nia would be appointed to the Company’s Board of Directors, the form of Board Agreement which is set forth as Exhibit A hereto. Upon execution of the Board Agreement by the Company and Mr. Nia, Stockholder hereby agrees during the Voting Period (as defined in the Board Agreement) to vote all shares of voting capital stock of the Company registered in Stockholder’s name or beneficially owned by Stockholder (as determined by Rule 13d-3 of the Securities Exchange Act of 1934, as amended), including any and all voting securities of the Company legally or beneficially acquired by Stockholder after the date hereof (hereinafter collectively referred to as the “Stockholder Shares”), in accordance with the following provision: At any annual or special meeting of stockholders of the Company called, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought from Stockholder with respect to the election of directors or any other matter, Stockholder shall vote (or cause to be voted) the Stockholder Shares on each director nomination or other matter presented for a vote, consent or other approval in accordance with the formal recommendation of a majority of the Board (acting as such).

In addition, during the Voting Period, Stockholder agrees, within five business days after receipt, to execute and deliver to the Company, or cause to be executed and delivered to the Company, all proxy cards and written consents received by Stockholder from the Company with respect to the election of directors or any other matter, in each case directing that the Stockholder Shares as of the applicable record date be voted in accordance with the terms of this letter agreement. In furtherance of the foregoing, Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, as Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Stockholder Shares in accordance with this letter agreement. This proxy is given to secure the performance of the duties of Stockholder under this letter agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy and power of attorney granted pursuant to this letter agreement by Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the expiration of the Voting Period.

This letter agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof. This letter agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures delivered by facsimile or electronic transmission shall be treated as original signatures hereto.

The parties have executed this letter agreement as of the date first written above.

U.S. Auto Parts Network, Inc.

By: /s/ Aaron Coleman

Name: Aaron Coleman

Title: Chief Executive Officer

ACCEPTED AND AGREED:

Mina Khazani

By: /s/ Mina Khazani

Name: Mina Khazani

Title:

Mina Khazani Living Trust, Dated May 30, 2007

By: /s/ Mina Khazani

Name: Mina Khazani

Title: Trustee

Exhibit A

Board Agreement